ADDITIONAL AGREEMENT
                            (For Prepayment Penalty)

To : Taegu Bank, Ltd.

Borrower : NewState Capital Co., Ltd.
           826-24 Yoksam-Dong
           Kangnam-Gu, Seoul
           By : Byung Ki Kim, President
               (Corporate seal affixed)

         Supplementing the agreement made between us and Taegu Bank, Ltd. (hereinafter referred to as the "Bank") on it is agreed as follows :

Article 1 (Payment of Prepayment Penalty)
-----------------------------------------

           In the event we repay the loan prior to the due date, we agree to pay the Bank prepayment penalty in accordance with Article 2 below.

Article 2 (Calculation of Prepayment Penalty)
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           Prepayment penalty shall be calculated as follows:

(1) Fixed rate interest loans:

1. Formula : Prepayment amount x Interest rate differential x (remaining period/365)

2. Interest rate differential shall mean the difference between the initial interest rate and the interest rate applied to a loan of same conditions on the date of prepayment.

(2) Other loans :

1.       If the remaining period is more than a year : Prepayment amount*1.0%

2.       If the remaining period is less than a year : Prepayment amount * 0.5%

(3) The remaining period shall mean the number of days counted from the day after the date of prepayment to the initial due date. For loans of installment repayment, the remaining period shall be counted for each installment and the prepayment shall be applied to the order of the due dates of each installment payment unless otherwise requested by the borrower.
Article 3 (exemption of Prepayment Penalty)

           Prepayment penalty will be exempted in the event :

1.       the remaining period is less than three (3) months :

2. The prepayment is for repayment of a loan requiring equal monthly repayment of principal:

3.       the Bank demands prepayment for reasons of acceleration . etc.:

4. the prepayment is necessitated by the Bank due to execution of agreement to reform the financial structure of the borrower, etc.:

5. the loan is of a fixed interest rate and the interest rate applied to a loan of same conditions on the date of prepayment is higher than the initial interest rate : or

6.       the Bank provides otherwise.

           We acknowledge receipt of a copy of this agreement :
Sufficient explanation of the major terms and conditions thereof was given to us and we fully understand the same.

                                       NewState Capital Co., Ltd.
                                       826-24 Yoksam-Dong
                                       Kangnam-Gu, Seoul
                                       By : Byung Ki Kim, President
                                       (Corporate seal affixed)